UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a – 101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐  Preliminary Proxy Statement

☐  Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐  Definitive Proxy Statement

☒  Definitive Additional Materials

☐  Soliciting Material Pursuant to Rule 14a-12

RURAL/METRO CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☒	No fee required.
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On November 8, 2006, the following statement was sent by email to employees of Rural/Metro Corporation and also posted on Rural/Metro’s internal website for employees:

INFORMATION FOR EMPLOYEE STOCKHOLDERS REGARDING 2006 ANNUAL MEETING

OF STOCKHOLDERS

SCOTTSDALE, Ariz. (Nov. 8, 2006) — We have received a number of inquiries from our employee stockholders seeking clarification on the proxy materials they have received in the mail relating to our 2006 Annual Meeting of Stockholders. In an effort to clarify, we want to provide the following information.

Rural/Metro will hold its Annual Meeting of Stockholders at 3 p.m. December 1, 2006 at the Company’s corporate headquarters in Scottsdale. This year, the Company is facing a proxy contest waged by a New York-based hedge fund known as Accipiter Life Sciences Fund and its affiliates (the “Accipiter Group”) who have proposed an opposing slate of two inexperienced director nominees.

There are two different groups asking for your vote and sending materials to stockholders.

The WHITE proxy voting card is from Rural/Metro Corporation asking you to re-elect the Company’s two existing Board Members, Chairman Cor J. Clement Sr. and Vice Chairman Henry G. Walker, both of whom have demonstrated a long-standing commitment to serving the best interests of all stockholders.

The gold proxy is from the Accipiter Group, who is asking you to vote for their two nominees, a hedge fund manager and a research analyst.

The Company is asking you to vote for our slate of nominees on the WHITE proxy card.

We want our stockholders to know that the Company believes the Accipiter Group’s initiation of this costly and disruptive proxy contest is not in the best interests of all stockholders, and we are asking for your vote for Chairman Clement and Vice Chairman Walker.

To re-elect your Company’s Directors, you must use the WHITE proxy card and do not, under any circumstances, return or mark any gold card that you may receive in the mail. The gold card is from the Accipiter Group.

On October 31, 2006, Rural/Metro began the process of mailing to its stockholders, a definitive proxy statement, together with a WHITE proxy card. Stockholders are strongly advised to read Rural/Metro’s definitive proxy statement, and any other relevant documents filed with the SEC when they become available, because they contain important information about the 2006 annual meeting of stockholders. Stockholders may obtain an additional copy of Rural/Metro’s definitive proxy statement and any other documents filed by Rural/Metro with the SEC free of charge on the website of the SEC at www.sec.gov. Copies of the definitive proxy statement are also available free of charge on our website at www.ruralmetro.com. Copies of the proxy materials may also be requested by contacting our proxy solicitor, Georgeson Inc., toll-free at 1-866-628-6069.

Rural/Metro, its directors and certain of its officers and employees are participants in the solicitation of proxies from Rural/Metro’s stockholders in connection with the 2006 annual meeting of stockholders. Stockholders may obtain information regarding the names, affiliations and interests of such individuals in Rural/Metro’s definitive proxy statement.